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                                                                   EXHIBIT 99.2


          Michael S. Piemonte                         Immediate
          (716) 842-5445                              Thursday, October 5, 2000




                M&T BANK ISSUES $500 MILLION OF SUBORDINATED DEBT

BUFFALO, N.Y. --- Manufacturers and Traders Trust Company ("M&T Bank"), the principal bank subsidiary of M&T Bank Corporation ("M&T")(NYSE:MTB), today issued $500 million of 8.00% subordinated notes maturing October 1, 2010.

The notes will primarily provide M&T Bank with funding for the cash portions of M&T's pending acquisitions of Keystone Financial, Inc. ("Keystone") and Premier National Bancorp, Inc. ("Premier"). M&T's acquisition of Keystone is scheduled to close on October 6, 2000, and its acquisition of Premier is currently scheduled to close in the first quarter of 2001.

On September 25, 2000, M&T announced that M&T Bank was contemplating issuing $350 million of subordinated notes. The issue was enlarged to $500 million in response to investor demand.

M&T is headquartered in Buffalo, N.Y., and had consolidated assets of $21.7 billion as of June 30, 2000.

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